UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2006
Nash-Finch Company
(Exact name of registrant as specified in its charter)

Delaware	0-785	41-0431960

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7600 France Avenue South, Minneapolis, Minnesota	55435

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 832-0534
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Principle Officers; Election of Directors; Appointment of Principal Officers.
     (b) On July 31, 2006, Nash-Finch Company (the “Company”) announced that LeAnne M. Stewart, Senior Vice President, Chief Financial Officer and Treasurer, has announced her intention to resign from the Company. Pursuant to the terms of an existing retention agreement entered into between the Company and Ms. Stewart, Ms. Stewart will receive payments of approximately $1.1 million. The Company has retained an executive search firm to conduct a search for a new chief financial officer. Ms. Stewart will continue with the Company to assist in a smooth and orderly transition.
     The Company’s press release announcing, among other things, the resignation of Ms. Stewart has been filed as Exhibit 99.1 to this report and is incorporated by reference herein.
ITEM 8.01 Other Events
     On July 31, 2006, the Company issued a press release announcing several organizational changes to improve its operational structure and bolster its senior executive team. The Company’s press release announcing such plans has been filed as Exhibit 99.1 to this report and is incorporated by reference herein.
     In connection with such plans, the Company will appoint the following as executive officers:
•	Jeffrey E. Poore, formerly the Company’s Senior Vice President, Military, has been named Executive Vice President, Supply Chain Management.

•	Calvin S. Sihilling, formerly Chief Information Officer, AmeriCold Logistics, has joined the Company as Executive Vice President and Chief Information Officer.

•	Edward L. Brunot, formerly Senior Vice President, Operations, AmeriCold Logistics, has joined the Company as Senior Vice President, Military.

•	Kathleen M. Mahoney, who has been serving as the Company’s interim Secretary and General Counsel and formerly served as Vice President, Deputy General Counsel, has been named Senior Vice President, Secretary and General Counsel.
     In addition, the Company announced that Joe R. Eulberg, Senior Vice President, Human Resources, and Bruce A. Cross, Executive Vice President, Merchandising, will be leaving the Company. Additionally, Terry Littrell, who previously held the position of Senior Vice President, Food Distribution, will assume the position of Vice President, Food Distribution, Southeast region.
     As a result of these executive changes, and pursuant to certain retention agreements, the Company estimates that it will incur charges of approximately $4.0 million, which includes the payment of approximately $1.1 million to Ms. Stewart. These charges are expected to be recorded in the third quarter of 2006. Substantially all of the charges will be one-time severance and benefit costs, which will result in cash expenditures.
ITEM 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by the registrant, dated July 31, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASH-FINCH COMPANY
Date: July 31, 2006	By:	/s/ Kathleen M. Mahoney
		Name:	Kathleen M. Mahoney
		Title:	Senior Vice President, Secretary and General Counsel

NASH-FINCH COMPANY
EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K
DATED JULY 31, 2006

Exhibit No.	Description	Method of Filing

99.1	Press Release issued by the registrant, dated July 31, 2006	Filed herewith